UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, filed on April 1, 2015 (the “Prior Report”) by Sysco Corporation (the “Company” or “Sysco”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Prior Report omitted the information called for in Item 5.02(c) with respect to the material terms of Joel T. Grade’s compensation as Executive Vice President and Chief Financial Officer, beginning on September 1, 2015, which was not available at the time. This Amendment No. 1 on Form 8-K/A is filed solely to add the material terms of Mr. Grade’s compensation as Executive Vice President and Chief Financial Officer of Sysco. There are no substantive changes to the other discussions from the Prior Report, and such other discussions have not been updated for any subsequent events.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2015, the Compensation Committee (the “Committee”) of the Sysco Board of Directors approved the compensation of Mr. Joel T. Grade in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, beginning on September 1, 2015. Effective August 30, 2015, Mr. Grade’s annual base salary will be increased to $625,000, and his annual incentive award opportunity for fiscal year 2016 will be targeted at 100% of his annual base salary. Mr. Grade will also continue to be eligible to participate in the Company’s stock-based incentive plans and other benefit plans and arrangements available to Company officers and employees, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 31, 2015	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President—Corporate Affairs, Chief Legal Officer and Corporate Secretary